Exhibit 99.1

South State Corporation to Announce Second Quarter 2020 Financial Results and Host Conference Call July 31, 2020

COLUMBIA, SC - (July 10, 2020) – South State Corporation (NASDAQ:SSB) will announce its second quarter 2020 financial results in a news release after the market closes on July 30, 2020. At 10 a.m. Eastern Time on July 31, 2020, a conference call will be held where management will review earnings and discuss performance trends.

South State Corporation plans to make the news release and related financial information available on the Investor Relations section of www.SouthStateBank.com by 9:00 a.m. Eastern Time on July 31, 2020.

Conference Call Information:

Callers wishing to participate may call toll-free by dialing 1-877-506-9272. The number for international participants is (412) 380-2004. Participants should note they are calling for the South State Corporation earnings call. To expedite access, please state your name and your company name when you reach an operator.

Participants may also pre-register for the conference by navigating to http://dpregister.com/10146098. A dial in number and unique PIN will be provided upon completion of registration.

Participants can also listen to the live audio webcast through the Investor Relations section of www.SouthStateBank.com. A replay will be available from 2 p.m. Eastern Time on July 31, 2020 until 9 a.m. on Aug. 14, 2020. To listen to the replay, dial 1-877-344-7529 or (412) 317-0088 for international participants. The passcode is 10146098. The event will also be archived and available beginning July 31, 2020 by midnight Eastern Time in the Investor Relations section of www.SouthStateBank.com.

South State Corporation (NASDAQ: SSB) is a financial services company headquartered in Winter Haven, Florida. South State Bank, N.A., the company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia. The bank also serves clients coast to coast through its correspondent banking division. Additional information is available at SouthStateBank.com.

Contact Information:	South State Corporation

Analyst Contact Media Contact Fred Austin Kellee McGahey 1-803-231-3383 1-843-529-5574